Exhibit 99.1

PerkinElmer Announces Financial Results for the Second Quarter of 2011

  Revenue from continuing operations of $479 million, revenue growth of 14% and organic revenue growth of 6%
  Operating income from continuing operations of $37 million; Adjusted operating income of $68 million, up 80 basis points
  GAAP earnings per share from continuing operations of $0.25; Adjusted earnings per share of $0.42, up 27%
  Raises full year adjusted EPS guidance

WALTHAM, Mass.--(BUSINESS WIRE)--August 4, 2011--PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today reported financial results for the second quarter ended July 3, 2011. The Company reported GAAP earnings per share from continuing operations of $0.25, as compared to $0.40 in the second quarter of 2010. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, the Company announced adjusted earnings per share of $0.42, exceeding the Company’s prior guidance of $0.38-$0.40, representing an increase of 27% as compared to the second quarter of 2010.

Revenue from continuing operations in the second quarter of 2011 was $479.5 million, up 14% as compared to the same period a year ago. Organic revenue, which includes the adjustments noted in the attached reconciliation, increased 6% as compared to the second quarter of 2010. Revenue from continuing operations in the Human and Environmental Health segments increased by 11% and 16%, respectively, as compared to the same period a year ago. Organic revenue, which includes the adjustments noted in the attached reconciliation, increased 2% in the Human Health segment and 9% in the Environmental Health segment compared to the second quarter of 2010.

“We are pleased with our performance in the second quarter of 2011, generating strong growth in revenue and adjusted earnings per share, particularly considering the comparison against our strong financial performance in the second quarter of 2010,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “In the first half of 2011, we have made significant progress toward our strategic initiative of increasing the growth profile of the Company including the addition of several strategic acquisitions as well as continued progress against our multi-year productivity initiatives.”

Operating income from continuing operations for the second quarter of 2011 was $37.5 million, as compared to $33.2 million for the same period a year ago. Adjusted operating income, which includes the adjustments noted in the attached reconciliation, increased by 80 basis points to $68.4 million, as compared to $55.9 million in the second quarter of 2010.

Financial Overview by Reporting Segment

Human Health:

  Revenue from continuing operations of $219.2 million for the second quarter of 2011, as compared to $197.5 million for the second quarter of 2010.
  Operating income from continuing operations of $27.6 million, as compared to $25.8 million for the same period a year ago.
  Adjusted operating profit margin was 19.8%, a decrease of approximately 70 basis points as compared to the second quarter of 2010.

Environmental Health:

  Revenue from continuing operations of $260.2 million for the second quarter of 2011, as compared to $224.1 million for the second quarter of 2010.
  Operating income from continuing operations of $20.7 million, as compared to $16.7 million for the same period a year ago.
  Adjusted operating profit margin was 13.4%, an increase of approximately 240 basis points as compared to the second quarter of 2010.

Financial Guidance

For the full year 2011, the Company forecasts organic revenue to increase in the mid-single digit range relative to 2010. The Company forecasts GAAP earnings per share from continuing operations in the range of $0.98 to $1.02 and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share in the range of $1.64 to $1.68 as compared to the Company’s previously communicated guidance range of $1.62 to $1.67.

Conference Call Information

The Company will discuss its second quarter results and its outlook for business trends in a conference call on August 4, 2011 at 5:00 p.m. Eastern Time (ET). To access the call, please dial (617) 614-2704 prior to the scheduled conference call time and provide the access code 33633094. A playback of this conference call will be available beginning 8:00 p.m. ET, Thursday, August 4, 2011. The playback phone number is (617) 801-6888 and the code number is 16188594.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) restrictions in our credit agreements; (19) our ability to realize the full value of our intangible assets; (20) significant fluctuations in our stock price; (21) reduction or elimination of dividends on our common stock; and (22) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010

Revenues	$479,491	$421,613	$927,355	$815,233

Cost of sales	270,486	232,360	518,129	450,714
Research and development expenses	28,165	22,922	54,482	45,983
Selling, general and administrative expenses	140,010	123,254	274,572	244,840
Restructuring and lease charges, net	3,340	9,833	3,340	9,833

Operating income from continuing operations	37,490	33,244	76,832	63,863

Interest income	(483)	(169)	(805)	(350)
Interest expense	4,213	3,949	8,129	7,752
Gain on step acquisition	-	(25,586)	-	(25,586)
Other expense (income), net	541	153	2,703	(347)

Income from continuing operations before income taxes	33,219	54,897	66,805	82,394

Provision for income taxes	5,326	7,718	13,012	15,579

Net income from continuing operations	27,893	47,179	53,793	66,815

Income from discontinued operations, before income taxes	-	10,145	-	17,459
(Loss) gain on disposition of discontinued operations, before income taxes	(157)	3,290	(1,741)	3,068
(Benefit from) provision for income taxes on discontinued operations and dispositions	(817)	2,971	(23)	5,308

Income (loss) from discontinued operations and dispositions, net of income taxes	660	10,464	(1,718)	15,219

Net income	$28,553	$57,643	$52,075	$82,034

Diluted earnings (loss) per share:
Continuing operations	$0.25	$0.40	$0.47	$0.57

Income (loss) from discontinued operations and dispositions, net of income taxes	0.01	0.09	(0.02)	0.13

Net income	$0.25	$0.49	$0.46	$0.69

Weighted average diluted shares of common stock outstanding	113,623	118,304	114,381	118,118

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information:
(per share, continuing operations)

GAAP diluted EPS from continuing operations	$0.25	$0.40	$0.47	$0.57
Amortization of intangible assets, net of income taxes	0.11	0.08	0.20	0.16
Purchase accounting adjustments, net of income taxes	0.05	(0.20)	0.07	(0.19)
Gain on sale of building, net of income taxes	-	(0.02)	-	(0.02)
Restructuring and lease charges, net of income taxes	0.02	0.06	0.02	0.06
Adjusted EPS	$0.42	$0.33	$0.76	$0.58

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Six Months Ended
(In thousands)		July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010

Human Health	Revenue	$219,243	$197,486	$421,250	$386,058
	Purchase accounting adjustments	370	182	561	364
	Adjusted revenue	219,613	197,668	421,811	386,422

	Operating income	27,568	25,778	48,322	47,626
	OP%	12.6%	13.1%	11.5%	12.3%
	Amortization of intangible assets	12,281	11,391	24,931	22,357
	Purchase accounting adjustments	1,840	908	4,676	1,090
	Gain on sale of building	-	(3,356)	-	(3,356)
	Restructuring and lease charges, net	1,832	5,858	1,832	5,858
	Adjusted operating income	43,521	40,579	79,761	73,575
	Adjusted OP%	19.8%	20.5%	18.9%	19.0%

Environmental Health	Revenue	260,248	224,127	506,105	429,175
	Purchase accounting adjustments	5,817	-	5,817	-
	Adjusted revenue	266,065	224,127	511,922	429,175

	Operating income	20,709	16,742	49,821	35,704
	OP%	8.0%	7.5%	9.8%	8.3%
	Amortization of intangible assets	7,018	3,502	10,753	6,837
	Purchase accounting adjustments	6,405	405	7,031	1,124
	Restructuring and lease charges, net	1,508	3,975	1,508	3,975
	Adjusted operating income	35,640	24,624	69,113	47,640
	Adjusted OP%	13.4%	11.0%	13.5%	11.1%

Corporate	Adjusted operating income	(10,787)	(9,276)	(21,311)	(19,467)

Continuing Operations	Revenue	$479,491	$421,613	$927,355	$815,233
	Purchase accounting adjustments	6,187	182	6,378	364
	Adjusted revenue	485,678	421,795	933,733	815,597

	Operating income	37,490	33,244	76,832	63,863
	OP%	7.8%	7.9%	8.3%	7.8%
	Amortization of intangible assets	19,299	14,893	35,684	29,194
	Purchase accounting adjustments	8,245	1,313	11,707	2,214
	Gain on sale of building	-	(3,356)	-	(3,356)
	Restructuring and lease charges, net	3,340	9,833	3,340	9,833
	Adjusted operating income	$68,374	$55,927	$127,563	$101,748
	Adjusted OP%	14.1%	13.3%	13.7%	12.5%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
(In thousands)

Operating activities:
Net income	$28,553	$57,643	$52,075	$82,034
Add: (income) loss from discontinued operations and dispositions, net of income taxes	(660)	(10,464)	1,718	(15,219)
Net income from continuing operations	27,893	47,179	53,793	66,815
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operations:
Stock-based compensation	4,906	4,284	7,960	7,599
Restructuring and lease charges, net	3,340	9,833	3,340	9,833
Amortization of deferred debt issuance costs	635	635	1,270	1,270
Depreciation and amortization	26,648	23,076	50,601	43,077
Gains on step acquisitions and dispositions, net	-	(28,942)	-	(28,942)
Amortization of acquired inventory revaluation	268	-	378	-
Changes in assets and liabilities which (used) provided cash, excluding effects from companies purchased and divested:
Accounts receivable, net	(20,705)	(9,781)	3,904	(6,804)
Inventories, net	6,176	(2,657)	(3,382)	(14,616)
Accounts payable	(3,508)	7,297	(19,838)	15,581
Accrued expenses and other	9,249	11,877	4,156	20,225
Net cash provided by operating activities of continuing operations	54,902	62,801	102,182	114,038
Net cash (used in) provided by operating activities of discontinued operations	(3,002)	7,866	(7,631)	6,021
Net cash provided by operating activities	51,900	70,667	94,551	120,059

Investing activities:
Capital expenditures	(8,289)	(6,331)	(15,970)	(13,832)
Proceeds from dispositions of property, plant and equipment, net	-	11,014	-	11,014
Changes in restricted cash balances	420	(1,200)	420	(1,200)
Payments for acquisitions and investments, net of cash and cash equivalents acquired	(253,749)	(123,639)	(310,351)	(126,728)
Net cash used in investing activities of continuing operations	(261,618)	(120,156)	(325,901)	(130,746)
Net cash provided by investing activities of discontinued operations	28,252	9,295	28,252	6,974
Net cash used in investing activities	(233,366)	(110,861)	(297,649)	(123,772)

Financing activities:
Payments on debt	(128,800)	(49,500)	(247,000)	(111,500)
Proceeds from borrowings	286,000	139,000	494,000	171,000
Payments of debt issuance costs	-	(72)	-	(72)
Payments on other credit facilities	(2,265)	(37)	(2,303)	(74)
Payments for acquisition related contingent consideration	-	-	(137)	(136)
Excess tax benefit from exercise of equity grants	819	-	8,591	24
Proceeds from issuance of common stock under stock plans	5,522	613	23,552	13,047
Purchases of common stock	(773)	(57)	(109,997)	(995)
Dividends paid	(7,891)	(8,247)	(15,997)	(16,474)
Net cash provided by financing activities of continuing operations	152,612	81,700	150,709	54,820
Net cash used in financing activities of discontinued operations	-	-	(1,908)	(2,844)
Net cash provided by financing activities	152,612	81,700	148,801	51,976

Effect of exchange rate changes on cash and cash equivalents	8,214	(7,586)	29,419	(12,306)

Net (decrease) increase in cash and cash equivalents	(20,640)	33,920	(24,878)	35,957
Cash and cash equivalents at beginning of period	415,848	181,744	420,086	179,707
Cash and cash equivalents at end of period	$395,208	$215,664	$395,208	$215,664

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(In thousands)	July 3, 2011	January 2, 2011

Current assets:
Cash and cash equivalents	$395,208	$420,086
Accounts receivable, net	382,717	356,763
Inventories, net	222,238	207,278
Other current assets	75,777	71,570
Current assets of discontinued operations	231	29,342
Total current assets	1,076,171	1,085,039

Property, plant and equipment, net:
At cost	442,600	416,835
Accumulated depreciation	(275,349)	(255,015)
Property, plant and equipment, net	167,251	161,820
Marketable securities and investments	1,177	1,350
Intangible assets, net	534,965	424,248
Goodwill	1,781,127	1,504,815
Other assets, net	35,168	32,101
Total assets	$3,595,859	$3,209,373

Current liabilities:
Short-term debt	$-	$2,255
Accounts payable	149,212	161,042
Accrued restructuring and integration costs	17,370	22,611
Accrued expenses	391,111	323,038
Current liabilities of discontinued operations	1,659	6,256
Total current liabilities	559,352	515,202

Long-term debt	671,000	424,000
Long-term liabilities	409,046	344,353
Total liabilities	1,639,398	1,283,555

Commitments and contingencies

Total stockholders' equity	1,956,461	1,925,818
Total liabilities and stockholders' equity	$3,595,859	$3,209,373

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)	PKI
	Three Months Ended
	July 3, 2011		July 4, 2010
Adjusted revenue:
Revenue	$479.5		$421.6
Purchase accounting adjustments	6.2		0.2
Adjusted revenue	$485.7		$421.8

Adjusted gross margin:
Gross margin	$209.0	43.0%	$189.3	44.9%
Amortization of intangible assets	13.4	2.8%	10.5	2.5%
Purchase accounting adjustments	6.5	1.3%	0.2	0.0%
Adjusted gross margin	$228.9	47.1%	$199.9	47.4%

Adjusted SG&A:
SG&A	$140.0	28.8%	$123.3	29.2%
Amortization of intangible assets	(5.7)	-1.2%	(4.0)	-1.0%
Purchase accounting adjustments	(1.8)	-0.4%	(1.1)	-0.3%
Gain on sale of building	-	0.0%	3.4	0.8%
Adjusted SG&A	$132.5	27.3%	$121.4	28.8%

Adjusted R&D:
R&D	$28.2	5.8%	$22.9	5.4%
Amortization of intangible assets	(0.2)	0.0%	(0.4)	-0.1%
Adjusted R&D	$28.0	5.8%	$22.5	5.3%

Adjusted operating income:
Operating income	$37.5	7.7%	$33.2	7.9%
Amortization of intangible assets	19.3	4.0%	14.9	3.5%
Purchase accounting adjustments	8.2	1.7%	1.3	0.3%
Gain on sale of building	-	0.0%	(3.4)	-0.8%
Restructuring and lease charges, net	3.3	0.7%	9.8	2.3%
Adjusted operating income	$68.4	14.1%	$55.9	13.3%

	PKI
	Three Months Ended
	July 3, 2011		July 4, 2010
Adjusted EPS:
EPS	$0.25		$0.49
Discontinued operations, net of income taxes	0.01		0.09
EPS from continuing operations	0.25		0.40
Amortization of intangible assets, net of income taxes	0.11		0.08
Purchase accounting adjustments, net of income taxes	0.05		(0.20)
Gain on sale of building, net of income taxes	-		(0.02)
Restructuring and lease charges, net of income taxes	0.02		0.06
Adjusted EPS	$0.42		$0.33

	Human Health
	Three Months Ended
	July 3, 2011		July 4, 2010
Adjusted revenue:
Revenue	$219.2		$197.5
Purchase accounting adjustments	0.4		0.2
Adjusted revenue	$219.6		$197.7

Adjusted operating income:
Operating income	$27.6	12.6%	$25.8	13.0%
Amortization of intangible assets	12.3	5.6%	11.4	5.8%
Purchase accounting adjustments	1.8	0.8%	0.9	0.5%
Gain on sale of building	-	0.0%	(3.4)	-1.7%
Restructuring and lease charges, net	1.8	0.8%	5.9	3.0%
Adjusted operating income	$43.5	19.8%	$40.6	20.5%

	Environmental Health
	Three Months Ended
	July 3, 2011		July 4, 2010
Adjusted revenue:
Revenue	$260.2		$224.1
Purchase accounting adjustments	5.8		-
Adjusted revenue	$266.1		$224.1

Adjusted operating income:
Operating income	$20.7	7.8%	$16.7	7.5%
Amortization of intangible assets	7.0	2.6%	3.5	1.6%
Purchase accounting adjustments	6.4	2.4%	0.4	0.2%
Restructuring and lease charges, net	1.5	0.6%	4.0	1.8%
Adjusted operating income	$35.6	13.4%	$24.6	11.0%

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)	PKI
	Six Months Ended
	July 3, 2011		July 4, 2010
Adjusted revenue:
Revenue	$927.4		$815.2
Purchase accounting adjustments	6.4		0.4
Adjusted revenue	$933.7		$815.6

Adjusted gross margin:
Gross margin	$409.2	43.8%	$364.5	44.7%
Amortization of intangible assets	24.8	2.7%	20.2	2.5%
Purchase accounting adjustments	6.8	0.7%	0.4	0.0%
Adjusted gross margin	$440.8	47.2%	$385.1	47.2%

Adjusted SG&A:
SG&A	$274.6	29.4%	$244.8	30.0%
Amortization of intangible assets	(10.3)	-1.1%	(8.1)	-1.0%
Purchase accounting adjustments	(5.0)	-0.5%	(1.9)	-0.2%
Gain on sale of building	-	0.0%	3.4	0.4%
Adjusted SG&A	$259.3	27.8%	$238.2	29.2%

Adjusted R&D:
R&D	$54.5	5.8%	$46.0	5.6%
Amortization of intangible assets	(0.5)	-0.1%	(0.8)	-0.1%
Adjusted R&D	$53.9	5.8%	$45.2	5.5%

Adjusted operating income:
Operating income	$76.8	8.2%	$63.9	7.8%
Amortization of intangible assets	35.7	3.8%	29.2	3.6%
Purchase accounting adjustments	11.7	1.3%	2.2	0.3%
Gain on sale of building	-	0.0%	(3.4)	-0.4%
Restructuring and lease charges, net	3.3	0.4%	9.8	1.2%
Adjusted operating income	$127.6	13.7%	$101.7	12.5%

	PKI
	Six Months Ended
	July 3, 2011		July 4, 2010
Adjusted EPS:
EPS	$0.46		$0.69
Discontinued operations, net of income taxes	(0.02)		0.13
EPS from continuing operations	0.47		0.57
Amortization of intangible assets, net of income taxes	0.20		0.16
Purchase accounting adjustments, net of income taxes	0.07		(0.19)
Gain on sale of building, net of income taxes	-		(0.02)
Restructuring and lease charges, net of income taxes	0.02		0.06
Adjusted EPS	$0.76		$0.58

	PKI
			FY2011

Adjusted EPS:			Projected
EPS from continuing operations			$0.98 - 1.02
Amortization of intangible assets, net of income taxes			0.44
Restructuring and lease charges, net of income taxes			0.02
Purchase accounting adjustments, net of income taxes			0.20
Adjusted EPS			$1.64 - 1.68

	Human Health
	Six Months Ended
	July 3, 2011		July 4, 2010
Adjusted revenue:
Revenue	$421.3		$386.1
Purchase accounting adjustments	0.6		0.4
Adjusted revenue	$421.8		$386.4

Adjusted operating income:
Operating income	$48.3	11.5%	$47.6	12.3%
Amortization of intangible assets	24.9	5.9%	22.4	5.8%
Purchase accounting adjustments	4.7	1.1%	1.1	0.3%
Gain on sale of building	-	0.0%	(3.4)	-0.9%
Restructuring and lease charges, net	1.8	0.4%	5.9	1.5%
Adjusted operating income	$79.8	18.9%	$73.6	19.0%

	Environmental Health
	Six Months Ended
	July 3, 2011		July 4, 2010
Adjusted revenue:
Revenue	$506.1		$429.2
Purchase accounting adjustments	5.8		-
Adjusted revenue	$511.9		$429.2

Adjusted operating income:
Operating income	$49.8	9.7%	$35.7	8.3%
Amortization of intangible assets	10.8	2.1%	6.8	1.6%
Purchase accounting adjustments	7.0	1.4%	1.1	0.3%
Restructuring and lease charges, net	1.5	0.3%	4.0	0.9%
Adjusted operating income	$69.1	13.5%	$47.6	11.1%

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

PKI
Q2 2011
Organic revenue growth:
Reported revenue growth	14%
Less: effect of purchase accounting adjustments	-1%
Less: effect of foreign exchange rates	4%
Less: effect of acquisitions	6%
Organic revenue growth	6%

Human Health
Q2 2011
Organic revenue growth:
Reported revenue growth	11%
Less: effect of purchase accounting adjustments	0%
Less: effect of foreign exchange rates	4%
Less: effect of acquisitions	6%
Organic revenue growth	2%

Environmental Health
Q2 2011
Organic revenue growth:
Reported revenue growth	16%
Less: effect of purchase accounting adjustments	-3%
Less: effect of foreign exchange rates	4%
Less: effect of acquisitions	6%
Organic revenue growth	9%

Adjusted Revenue and Adjusted Revenue Growth

We use the term “adjusted revenue” to refer to GAAP revenue, including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Adjusted revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisition does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically renewed such contracts, although there can be no assurance that customers will do so in the future.

Organic Revenue and Organic Revenue Growth

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency translation and acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Organic revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions because acquisition activity can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisition does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically renewed such contracts, although there can be no assurance that customers will do so in the future.

Adjusted Gross Margin and Adjusted Gross Margin Percentage

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, and inventory fair value adjustments related to business acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate the long-term profitability trends and to assess our ability to invest in our business. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what our management and what we believe our investors consider to be costs of producing our products and could distort the additional value generated over the cost of producing those products. In addition, inventory fair value adjustments related to business acquisitions charges also do not represent what our management and what we believe our investors consider to be costs used in producing our products. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisition does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically renewed such contracts, although there can be no assurance that customers will do so in the future.

Adjusted Selling, General and Administrative (SG&A) Expense and Adjusted SG&A Percentage

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and the gain on sale of building. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the cost of the internal operating structure, our ability to leverage that structure and the level of investment required to grow our business. We exclude amortization of intangible assets, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and the gain on sale of building from these measures because intangibles amortization charges, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and the gain on sale of building do not represent what our management and what we believe our investors consider to be costs that support our internal operating structure and could distort the efficiencies of that structure.

Adjusted Research and Development (R&D) Expense and Adjusted R&D Percentage

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better understand and evaluate our internal technology investments. We exclude amortization of intangible assets from these measures because intangibles amortization charges do not represent what our management and what we believe our investors consider to be internal investments in R&D activities and could distort our R&D investment level.

Adjusted Operating Income, Adjusted Operating Profit Percentage and Adjusted Operating Profit Margin

We use the term “adjusted operating income,” to refer to GAAP operating income, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, the gain on sale of building, and restructuring and lease charges, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. Adjusted operating income is calculated by subtracting adjusted R&D expense, adjusted SG&A expense, and restructuring and lease charges from adjusted gross margin. We use the related term “adjusted operating profit percentage,” or “adjusted operating profit margin,” to refer to adjusted operating income as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to analyze the costs of the different components of producing and selling our products, to better measure the performance of our internal investments in technology and to evaluate the long-term profitability trends of our core operations. Adjusted operating income also provides for easier comparisons of our performance and profitability with prior and future periods and relative comparisons to our peers. We believe our investors do not consider the items that we exclude from adjusted operating income to be costs of producing our products, investments in technology and production or costs to support our internal operating structure, and so we present this non-GAAP measure to avoid overstating or understating to our investors the performance of our operations. We exclude restructuring and lease charges because they tend to occur due to an acquisition, divestiture, repositioning of the business or other unusual event that could distort the performance measures of our internal investments and costs to support our internal operating structure. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisition does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically renewed such contracts, although there can be no assurance that customers will do so in the future.

Adjusted Earnings Per Share

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, excluding discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, the gain on sale of building, restructuring and lease charges, and the gain on the step acquisition, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. Adjusted earnings per share is calculated by subtracting the items above included in adjusted gross margin, adjusted R&D expense, adjusted SG&A expense, and provision for taxes related to these items, from GAAP earnings per share. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to analyze the costs of producing and selling our products and the performance of our internal investments in technology and our internal operating structure, to evaluate the long-term profitability trends of our core operations and to calculate the underlying value of the core business on a dilutive share basis, which is a key measure of the value of the Company used by our management and we believe used by investors as well. Adjusted earnings per share also facilitates the overall analysis of the value of the Company and the core measure of the success of our operating business model as compared to prior and future periods and relative comparisons to our peers. We exclude discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, the gain on sale of building, restructuring and lease charges, and the gain on the step acquisition as these items do not represent what our management and what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, which could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisition does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically renewed such contracts, although there can be no assurance that customers will do so in the future.

The second quarter tax effect on adjusted EPS for discontinued operations was a benefit of $0.01 in 2011 and an expense of $0.03 in 2010, amortization of intangible assets was an expense of $0.06 in 2011 and an expense of $0.04 in 2010, the gain on sale of building was a benefit of $0.01 in 2010, restructuring and lease charges was an expense of $0.01 in 2011 and an expense of $0.02 in 2010, the gain on the step acquisition was a benefit of $0.01 in 2010, and the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.02 in 2011 and an expense of $0.00 in 2010. The second quarter tax effect on adjusted EPS for each of the remaining items (inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, and other costs related to business acquisitions) was $0.00 for both 2011 and 2010. The full year tax effect on adjusted EPS for discontinued operations was a benefit of $0.00 in 2011 and an expense of $0.04 in 2010, amortization of intangible assets was an expense of $0.11 in 2011 and an expense of $0.09 in 2010, other costs related to business acquisitions was an expense of $0.01 in 2011 and an expense of $0.00 in 2010, the gain on sale of building was a benefit of $0.01 in 2010, restructuring and lease charges was an expense of $0.01 in 2011 and an expense of $0.02 in 2010, the gain on the step acquisition was a benefit of $0.01 in 2010, and the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.02 in 2011 and an expense of $0.00 in 2010. The full year tax effect on adjusted EPS for each of the remaining items (inventory fair value adjustments related to business acquisitions, and changes to the fair values assigned to contingent consideration) was $0.00 for both 2011 and 2010. The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, the gain on sale of building, restructuring and lease charges, the gain on the step acquisition, and the estimated revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision.

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The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above are also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
PerkinElmer, Inc.
Investor Relations:
David C. Francisco, 781-663-5677
dave.francisco@perkinelmer.com
or
Media Contact:
Stephanie R. Wasco, 781-663-5701
stephanie.wasco@perkinelmer.com